Attached as Exhibit

                                                                      Exhibit 21
               List of Subsidiaries of Monocacy Bancshares, Inc.


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                                 State of                  Owned                     Percentage
 Name                         Incorporation                  By                       Ownership
 ----                         --------------              -------                    ----------
 Taneytown Bank
 & Trust Company                Maryland          Monocacy Bancshares, Inc.             100%

 TBT Investments, Inc.          Delaware          Taneytown Bank & Trust Company        100%

 TBT Insurance, Inc.            Maryland          Taneytown Bank & Trust Company        100%

 TBT Title Holdings,
 Inc.                           Maryland          Taneytown Bank & Trust Company        100%

 TBT Title I, Inc.              Maryland          TBT Title Holdings, Inc.              100%

 TBT Title II, Inc.             Maryland          TBT Title Holdings, Inc.              100%

 TBT Title III, Inc.            Maryland          TBT Title Holdings, Inc.              100%

 TBT Title IV, Inc.             Maryland          TBT Title Holdings, Inc.              100%

 TBT Title V, Inc.              Maryland          TBT Title Holdings, Inc.              100%

 TBT Title VI, Inc.             Maryland          TBT Title Holdings, Inc.              100%


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